As filed with the Securities and Exchange Commission on July 3, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
Construction Partners, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	26-0758017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
290 Healthwest Drive, Suite 2
Dothan, Alabama 36303
(334) 673-9763
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
_______________________
Charles E. Owens
President and Chief Executive Officer
Construction Partners, Inc.
290 Healthwest Drive, Suite 2
Dothan, Alabama 36303
(334) 673-9763
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________________
Copy to:
Garrett A. DeVries
Akin Gump Strauss Hauer & Feld LLP
2300 North Field Street, Suite 1800
Dallas, Texas 75201
(214) 969-2800
_______________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
_______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Primary Offering:
Class A common stock, par value $0.001 per share
Preferred stock, par value $0.001 per share
Debt securities
Total			$250,000,000 (2) (3)	$30,300
Secondary Offering:
Class A common stock, par value $0.001 per share	19,225,000 (5)	$14.14 (6)	$271,841,500 (6)	$32,947
Total				$63,247

(1)
With respect to the primary offering, the registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $250,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)
With respect to the primary offering, certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Estimated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.
(5)
Pursuant to Rule 416(a) under the Securities Act, the shares of Class A common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(6)
Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the registrant’s Class A common stock on June 26, 2019, as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share of Class A common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities and it is not soliciting an offer to buy such securities in any state where such offer or sale is not permitted.
Subject to Completion, Dated July 3, 2019
Prospectus
Construction Partners, Inc.
$250,000,000

Class A Common Stock
Preferred Stock
Debt Securities
_______________
19,225,000 Shares of Class A Common Stock Offered by the Selling Stockholders
 _______________
This prospectus relates to the offer and sale by us of an aggregate of $250,000,000 of our Class A common stock, preferred stock and debt securities from time to time at prices and on terms to be determined at or prior to the time of the offering. In addition, the selling stockholders named in this prospectus may offer and sell up to an aggregate of 19,225,000 shares of our Class A common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders covered by this prospectus.
This prospectus provides a general description of the securities that we or the selling stockholders may offer. To the extent required by applicable law, each time securities are offered, we or the selling stockholders will provide this prospectus and a prospectus supplement, if required, containing more specific information about the specific offering. A prospectus supplement may also add, update or change information contained in this prospectus.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
Our Class A common stock, par value $0.001 per share, is traded on the Nasdaq Global Select Market under the symbol “ROAD.” As of July 1, 2019, the closing price of our Class A common stock was $15.26.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering amount of $250,000,000, and the selling stockholders named in this prospectus may sell up to 19,225,000 shares of our Class A common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents that we incorporate by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents that we incorporate into this prospectus. You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.
This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.
When used in this prospectus or in any supplement to this prospectus, the terms “CPI,” the “Company,” “we,” “our” and “us” refer to Construction Partners, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC that are incorporated by reference herein and elsewhere in this prospectus or any applicable prospectus supplement. We believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct.
Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

•	declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies;

•	risks related to our operating strategy;

•	competition for projects in our local markets;

•	risks associated with our capital-intensive business;

•	government inquiries, requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters;

•	unfavorable economic conditions and restrictive financing markets;

•	our ability to successfully identify, manage and integrate acquisitions;

•	our ability to obtain sufficient bonding capacity to undertake certain projects;

•	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

•	the cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

•	risks related to adverse weather conditions;

•	our substantial indebtedness and the restrictions imposed on us by the terms thereof;

•	our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies;

•	our ability to retain key personnel and maintain satisfactory labor relations;

•	property damage, results of litigation and other claims and insurance coverage issues;

•	risks related to our information technology systems and infrastructure; and

•
our ability to remediate the material weaknesses in internal control over financial reporting identified in preparing our consolidated financial statements included in this prospectus and to subsequently maintain effective internal control over financial reporting.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements contained in this prospectus or any applicable prospectus supplement or included in a document incorporated by reference herein or therein speak only as of the date hereof or thereof, respectively. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT CONSTRUCTION PARTNERS, INC.
We are a leading infrastructure company that specializes in the construction and maintenance of roadways across Alabama, Florida, Georgia, North Carolina and South Carolina. Through our wholly owned subsidiaries, we provide a variety of products and services to both public and private infrastructure projects, with an emphasis on highways, roads, bridges, airports, and commercial and residential sites. Consistent with our vertical integration strategy, our primary operations consist of (i) mining aggregates, such as sand and gravel, that are used as raw materials in the production of hot mix asphalt, (ii) manufacturing and distributing hot mix asphalt for use by the Company and third parties in connection with construction projects, and (iii) site development, installing utility and drainage systems and paving.
We are an “emerging growth company” and “smaller reporting company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total revenues equals or exceeds $1.07 billion, (ii) September 30, 2023, which is the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our principal executive offices are located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, and our telephone number at that address is (334) 673-9763. Our website address is www.constructionpartners.net. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. You may review filings that we make with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act, on the SEC’s website at www.sec.gov.

RISK FACTORS
An investment in our securities involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement.
Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our securities could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include an increase in working capital, the repayment or refinancing of outstanding indebtedness and the acquisition of assets or businesses. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.
Selling stockholders may offer and sell up to an aggregate of 19,225,000 shares of our Class A common stock from time to time under this prospectus. We will not receive proceeds of any sale of securities by selling stockholders.

PLAN OF DISTRIBUTION
Securities Offered by the Company
We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of these methods or any other method permitted by applicable law.
The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices, which may vary and will be determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or other offering materials, as the case may be.
Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our Class A common stock, which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Shares of Class A Common Stock Offered by the Selling Stockholders
Selling stockholders may use this prospectus in connection with sales of up to 19,225,000 shares of our Class A common stock from time to time in one or more transactions (which may involve block transactions). Sales of shares by the selling stockholders pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock.
The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. In particular, the selling stockholders (including any of their donees, pledgees, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market;

•
through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the lending of such securities;

•	through the distribution of such securities by the selling shareholders to their partners, members, beneficiaries or shareholders;

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

•	through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of the Nasdaq Global Select Market or the applicable exchange;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions;

•	through put or call option transactions;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through short sales;

•	through a combination of any such methods of sale; or

•	through any other method permitted by applicable law.
The selling stockholders may decide not to sell any shares of Class A common stock. The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions. The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Because the selling stockholders and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholders and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.
As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into by that selling stockholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on the Nasdaq Global Select Market, a privately negotiated transaction, a block trade, a purchase of shares by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.
Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The selling stockholders may also sell shares of Class A common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Class A common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholders’ beneficiaries, general partners and/or limited partners.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in the sale or distribution of the shares of Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Class A common stock by, the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making and certain other activities with respect to the shares of Class A common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of Class A common stock in the market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.
At any time at which a particular offer of the shares of Class A common stock is made by the selling stockholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Class A common stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The selling stockholders are parties to a registration rights agreement with us. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For a more detailed description of the terms of the registration rights agreement, see the discussion under the heading “Selling Stockholders.”
Once sold under the registration statement of which this prospectus forms a part, the Class A common stock held by the selling stockholders will be freely tradable by the purchasers of such securities, other than our affiliates.

SELLING STOCKHOLDERS
This prospectus covers and includes the resale by certain selling stockholders from time to time of up to 19,225,000 shares of our Class A common stock. The selling stockholders may, from time to time, offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of selling stockholders’ interest in our Class A common stock other than through a public sale.
No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders. Information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf.
The following table sets forth, as of the date of this prospectus, the names of the selling stockholders and the aggregate number of shares of Class A common stock that such selling stockholders may offer pursuant to this prospectus.

	Class A Common Stock Beneficially Owned Prior to Offering (1)		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering (2)
Name of Beneficial Holder	Shares	Percentage	Shares	Shares	Percentage
SunTx CPI Expansion Fund, L.P. (3)	18,312,458	45.0%	10,046,695	8,265,763	20.3%
SunTx Fulcrum Fund Prime, L.P. (3)	10,832,128	29.0%	5,942,789	4,889,339	13.1%
SunTx Fulcrum Dutch Investors Prime, L.P. (3)	5,897,486	16.8%	3,235,516	2,661,970	7.6%

(1)
Percentage of beneficial ownership is based on 32,442,545 shares of Class A common stock and 22,162,369 shares of Class B common stock outstanding as of July 1, 2019, determined in accordance with Rule 13d-3 under the Exchange Act. The shares of Class A common stock shown in the table include shares issuable upon conversion of outstanding shares of Class B common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time on the election of the holder thereof. See “Description of Capital Stock.” For purposes of this table, a person is deemed to have “beneficial ownership” of any shares of Class A common stock that such person has the right to acquire within 60 days, including upon the conversion of Class B common stock to Class A common stock upon the election of the holder. For purposes of computing the percentage of outstanding shares of Class A common stock held by each person or group named above, any share of Class A common stock that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares covered by this prospectus. Because the selling stockholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)
SunTx CPI Expansion Fund GP, L.P. (“SunTx Expansion Fund GP”) is the general partner of SunTx Expansion Fund, L.P. (“SunTx Expansion Fund”). SunTx Capital Partners L.P. (“SunTx Partners GP”) is the general partner of each of SunTx Fulcrum Fund Prime, L.P. (“SunTx Fulcrum Fund”) and SunTx Fulcrum Dutch Investors Prime, L.P. (“SunTx Fulcrum Dutch Fund” and, together with SunTx Expansion Fund and SunTx Fulcrum Fund, the “SunTx Funds”). SunTx Capital Management Corp. (“SunTx Capital Management”) is the general partner of each of SunTx Expansion Fund GP and SunTx Partners GP. Ned N. Fleming, III, our Executive Chairman, serves as the sole stockholder and director of SunTx Capital Management, and Mark R. Matteson and Craig Jennings, each a director of the Company, serve as executive officers of SunTx Capital Management. Each of (i) Mr. Fleming, (ii) Mr. Matteson, (iii) Mr. Jennings, (iv) SunTx Capital Management, as the general partner of each of SunTx Expansion Fund GP and SunTx Partners GP, (iv) SunTx Expansion Fund GP, as the general partner of SunTx Expansion Fund, and (vi) SunTx Partners GP, as the general partner of each of SunTx Fulcrum Fund and SunTx Fulcrum Dutch Fund, may be deemed to beneficially own shares held by the SunTx Funds. Messrs. Fleming, Matteson and Jennings, as well as SunTx Capital Management, SunTx Expansion Fund GP and SunTx Partners GP, disclaim any beneficial ownership of such shares except to the extent of any proportionate pecuniary interest therein. The address of each of Messrs. Fleming, Matteson and Jennings, SunTx Capital Management, SunTx Expansion Fund GP, SunTx Partners GP and the SunTx Funds is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

We are a party to a registration rights agreement with the selling stockholders listed in the table above and certain other related parties, pursuant to which such parties have certain demand and “piggyback” registration rights with respect to shares of Class A common stock owned by such entities or their affiliates. We have prepared this prospectus and the registration statement of which it is a part to fulfill certain of our registration requirements with respect to the shares of our Class A common stock beneficially owned by the selling stockholders and listed in the table above. Under the registration rights agreement, we are required to pay all out-of-pocket expenses in connection with a registration, including filing and registration fees, printing costs, fees and expenses of our legal counsel and independent registered public accountants and fees and expenses for one legal counsel for the selling stockholders. The selling stockholders must pay all incremental selling expenses relating to the offering, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and any additional legal counsel engaged by the selling stockholders. Pursuant to the terms of the registration rights agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in a registration statement or prospectus or any amendment thereof or supplement thereto.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock and is qualified in its entirety by our amended and restated certificate of incorporation and our amended and restated bylaws. Copies of these documents are filed with the SEC as exhibits and are incorporated by reference into the registration statement of which this prospectus is a part.
Our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.001 per share, 100,000,000 shares of Class B common stock, par value $0.001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. No shares of undesignated preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Our amended and restated certificate of incorporation provides for a dual class common stock structure consisting of Class A common stock and Class B common stock. Shares of Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights, conversion rights and transfer restrictions applicable to shares of Class B common stock, as described below.
Voting Rights
The holders of Class A common stock are entitled to one vote per share, and the holders of Class B common stock are entitled to ten votes per share. The holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, unless otherwise required by applicable law, our amended and restated certificate of incorporation or our amended and restated bylaws. For example, our amended and restated certificate of incorporation provides that certain amendments thereto affecting the voting power of Class B common stock require the affirmative vote or written consent of a majority of the holders of the then-outstanding shares of Class B common stock, voting as a separate class. Furthermore, the Delaware General Corporation Law (the “DGCL”) requires holders of Class A common stock or Class B common stock, as the case may be, to vote separately as a single class if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of that class or to alter or change the powers, preferences or special rights of that class in a manner that would adversely affect its holders. Neither class of our common stock has cumulative voting rights in the election of directors.
Dividend Rights
Holders of Class A common stock and Class B common stock are entitled to receive dividends at the same rate if, as and when declared by our board of directors, out of our legally available assets, in cash, property, shares of our common stock or other securities, after the payment of dividends required to be paid on our outstanding preferred stock, if any. If we pay a dividend or distribution on Class A common stock, payable in shares of Class A common stock, we are also required to pay a pro rata and simultaneous dividend or distribution on Class B common stock, payable in shares of Class B common stock. Similarly, if we pay a dividend or distribution on Class B common stock, payable in shares of Class B common stock, we are also required to make a pro rata and simultaneous dividend or distribution on Class A common stock, payable in shares of Class A common stock. We are a party to a credit agreement that imposes restrictions on our ability to declare a cash dividend on our common stock, unless, after giving effect to such dividend, we would be in compliance with the financial covenants therein and at the time any such dividend is made, no default or event of default exists or would result from the payment of such dividend.
Distributions in Connection with Mergers or Other Business Combinations
Upon a merger, consolidation or substantially similar transaction, holders of each class of our common stock are entitled to receive equal per share payments or distributions, except that: (i) in any transaction in which shares of our capital stock are distributed, such shares distributed to the holder of a share of Class B common stock may have ten times the voting power of any shares distributed to the holder of a share of Class A common stock; and (ii) shares of one class of our common stock may receive disproportionate distributions or payments if such merger, consolidation or similar transaction is approved by the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.
Liquidation Rights
Upon our liquidation, dissolution or winding up or upon a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of Class A common stock and Class B common stock treated as a single class, subject to the prior satisfaction of all outstanding debts and other liabilities and the preferential rights and liquidation preferences to be paid on our outstanding preferred stock, if any.

Conversion and Restrictions on Transfer
Class A common stock is not convertible into any other shares of our capital stock. Shares of Class B common stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer, except for certain transfers described in our amended and restated certificate of incorporation. In addition, upon the election of the holders of a majority of the then-outstanding shares of Class B common stock, all outstanding shares of Class B common stock will be converted into shares of Class A common stock. Once converted into shares of Class A common stock, shares of Class B common stock will not be reissued.
Protective Provision
Our amended and restated certificate of incorporation provides that we will not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive certain provisions of our amended and restated certificate of incorporation, or adopt any provision inconsistent therewith or effect any reclassification of the shares of Class A common stock or Class B common stock, unless such action is first approved by the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Class B common stock, voting as a separate class, and, to the fullest extent permitted by law, the holders of Class A common stock will have no right to vote thereon. However, this provision is subject to any other vote required by applicable law, and under Section 242(b)(2) of the DGCL, holders of Class A common stock would be entitled to vote as a class upon a proposed action, whether or not entitled to vote by our amended and restated certificate of incorporation, if such action would increase or decrease the par value of Class A common stock, or alter or change the powers, preferences or special rights thereof so as to affect them adversely.
Other Matters
Our amended and restated certificate of incorporation does not entitle holders of either class of our common stock to preemptive rights. No redemption or sinking fund provisions are applicable to either class of our common stock. Neither class of our common stock may be subdivided or combined in any manner unless the other class of our common stock is subdivided or combined in the same proportion. All outstanding shares of each class of our common stock are, and the shares of Class A common stock to be sold in this offering will be, fully paid and non-assessable.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any rules adopted by The Nasdaq Stock Market LLC, these authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of such series, including:

•	the number of shares constituting such series and the distinctive designation thereof;

•
the dividend rate(s) on the shares of such series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;

•
whether such series shall have conversion privileges, and, if so, the terms and conditions thereof, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

•
whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions thereof, including the date(s) upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount thereof;

•
the rights of the shares of such series in the event of our voluntary or involuntary liquidation, distribution of assets, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of such series; and

•	any other relative rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series.
We could issue a series of preferred stock that, depending on its terms, may impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which they might receive a premium over the market price for their shares of Class A common stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on Class A common stock, diluting the voting power of Class A common stock or subordinating the liquidation rights of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of a corporation’s net assets over the amount determined to be a corporation’s capital by its board of directors. The capital of a corporation is typically calculated to be, and cannot be less than, the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that a dividend may not be paid out of net profits if, after the payment of such dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. The declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of any dividend will depend on our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future.
Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law, our amended and restated certificate of incorporation, among other things:

•	permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;

•	permits any of our stockholders, officers or directors to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

•
provides that if any director or officer of one of our affiliates who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter, other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer, that director or officer has no duty to communicate or offer that opportunity to us, and is permitted to communicate or offer that opportunity to such affiliates and that director or officer is not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary or other duties to us regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-Takeover Effects of Provisions of Delaware Law and Our Governing Documents
Our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL each contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that some, or a majority, of our stockholders might believe to be in their best interests, including those attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.

Dual Class Structure
Because of our dual class structure, under which each share of our Class A common stock has one vote per share and each share of our Class B common stock has ten votes per share, certain of our stockholders are able to control all matters submitted to our stockholders for approval, even if they own significantly less than 50% of the aggregate number of shares of all classes of our outstanding common stock. This concentrated control could discourage others from initiating a potential merger, takeover or other change of control transaction that other stockholders may view as being in their best interests.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market LLC, which apply so long as our Class A common stock remains listed thereon, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Class A common stock. These additional shares may be used for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.
Our board of directors generally may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock may be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved shares of Class A common stock, Class B common stock or preferred stock may be to enable our board of directors to issue such shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Classified Board
Our amended and restated certificate of incorporation divides our board of directors into three classes, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. This classification of directors will make it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, subject to any rights of holders of preferred stock, if any, to elect additional directors under specified circumstances, the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors. Our board of directors has divided our directors as follows: Ned N. Fleming, III and Charles E. Owens are Class I directors with terms ending at our 2022 annual meeting of stockholders; Craig Jennings and Mark R. Matteson are Class II directors with terms ending at our 2020 annual meeting of stockholders; and Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly are Class III directors with terms ending at our 2021 annual meeting of stockholders.
Business Combinations
While we have opted out of Section 203 of the DGCL, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, such stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to such time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by such stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an interested stockholder to effect various business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that SunTx Capital Management and its affiliates (“SunTx”), any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute interested stockholders for purposes of this provision.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, directors serving on a classified board may be removed by stockholders only for cause. Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all then-outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that once no shares of our Class B common stock remain outstanding, directors may only be removed for cause, and then only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, if any, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that once no shares of our Class B common stock remain outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by stockholders.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless a corporation’s certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Executive Chairman of the Board of Directors or our Chief Executive Officer; provided, however, that special meetings of our stockholders shall also be called by our board of directors, the Executive Chairman of the Board of Directors or our Chief Executive Officer at the request of the holders of 25% of our Class B common stock. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect his, her or its own slate of directors or otherwise attempting to influence or obtain control of our Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless such corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation permits stockholder action by written consent until such time as no shares of our Class B common stock remain outstanding.
Supermajority Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter. For as long as shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of our amended and restated bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such alteration, amendment, change, addition, rescission or repeal. Once no shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of our amended and restated bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that once no shares of our Class B common stock remain outstanding, the following provisions of our amended and restated certificate of incorporation may be altered, amended, changed, added to, rescinded or repealed only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions providing for a classified board of directors;

•	the provisions regarding the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding the filling of vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duties by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.
The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements makes it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers, delaying or preventing changes in control of our management or our Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation involving our Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor (a “derivative action”), provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any: (i) derivative action or proceeding brought on behalf of our Company; (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our Company to our Company or our stockholders; (iii) action asserting a claim against our Company or any director or officer of our Company arising pursuant to any provision of the DGCL; or (iv) action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, each of SunTx or any of its affiliates or any non-employee director or his or her affiliates have no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that SunTx or any non-employee director acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and may take such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of our Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for the breach of a fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if such director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for a breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
Continental Stock Transfer & Trust Company is the transfer agent and registrar for each class of our common stock.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “ROAD.” Our Class B common stock is not listed on any stock market or exchange.

DESCRIPTION OF DEBT SECURITIES
We do not currently have any outstanding debt securities and, therefore, we are not a party to an indenture governing any debt securities that we may issue. Any debt securities that we offer in the future using this prospectus will be issued in accordance with an indenture, and possibly one or more supplements to an indenture, meeting the requirements of the Trust Indenture Act of 1939, as amended.
As used in this section, the words “we,” “us” and “our” refer to Construction Partners, Inc., and not to any of its subsidiaries or affiliates.
General
The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	the total principal amount of the debt securities we are offering by that prospectus supplement;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•
the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency in which principal and interest, and any premium, will be payable;

•
the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right or obligation to prepay or redeem debt securities or the right of holders to require us to prepay or offer to repurchase debt securities;

•	the right, if any, of holders of the debt securities to convert them into Class A common stock, preferred stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.
If payments with regard to any debt securities are or may be payable in a currency other than U.S. dollars, we will describe in the prospectus supplement by which we offer the debt securities any restrictions on currency conversions and any material tax or other considerations relating to the fact that payments will or may not be made in U.S. dollars.
We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer and may or may not permit exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each issue or series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of the issue or series beyond any applicable grace period;

•
our default for 30 days, or a different period specified in the indenture or a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•
our default for 90 days after notice, or a different period specified in the indenture or a supplemental indenture, which may be no period, in the observance or performance of any covenant set forth in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.
Indentures or supplemental indentures relating to particular issues or series of debt securities may include other events of default.
An indenture or supplemental indenture may provide that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment) if the trustee considers it in the interest of the holders to do so.
If an event of default for any issue or series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the issue or series may have the right to declare the entire principal of all of the debt securities of that issue or series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that issue or series may be able to void the declaration. An indenture or supplemental indenture for any issue or series of debt securities may provide that, upon the occurrence of certain specified events of default, the entire principal of all of the debt securities of that issue or series shall become due and payable immediately.
Other than its duties in case of a default, a trustee will not be obligated to exercise any of its rights or powers under any indenture or supplemental indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity and security satisfactory to the trustee. If they provide this indemnification and security, the holders of a majority in principal amount outstanding of an issue or series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
A prospectus supplement will describe any additional or different events of default that apply to any issue or series of debt securities and any additional or different rights of security holders if there is an event of default.
Modification of an Indenture
We and the trustee under an indenture may:

•
without the consent of any holders of an issue or series of debt securities, modify the indenture to cure errors, clarify ambiguities, correct or supplement any provision in an indenture that may be inconsistent with any other provision therein or make changes to any provision of an indenture that does not adversely affect the rights or interests of such issues or series of debt securities issued under that indenture;

•
with the consent of the holders of not less than a majority in principal amount of the debt securities that are outstanding under an indenture, modify that indenture or the rights of the holders of the debt securities generally; and

•
with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that issue or series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

•
extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or waive a redemption payment with respect to any debt security, without the consent of each holder of debt securities who will be affected (but any right to purchase or repurchase debt securities may be modified with the consent of the holders of not less than a majority in outstanding principal amount of the relevant issue or series of debt securities, unless otherwise provided in the relevant indenture or supplemental indenture, and shall not constitute a redemption); or

•
reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the issue or series that will be affected.

Governing Law
Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustee
A banking or financial institution that meets the qualification requirements of the Trust Indenture Act of 1939, as amended, will be the trustee under each indenture. Successor trustees may be appointed in accordance with the terms of the indentures.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be hereby offered by us and/or the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Construction Partners, Inc. as of September 30, 2018 and 2017 and for each of the years then ended incorporated in this prospectus by reference from the Construction Partners, Inc. Annual Report on Form 10-K for the year ended September 30, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES
There have been no material changes to our business or results of operations since September 30, 2018 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION
We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements and other information with the SEC. You may obtain copies of these documents at the SEC’s website, the address of which is http://www.sec.gov, and on the Company’s website, the address of which is http://www.constructionpartners.net.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (other than information “furnished” rather than “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on December 14, 2018;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended September 30, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 22, 2019;

•	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2018 and March 31, 2019 filed with the SEC on February 14, 2019 and May 14, 2019, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on February 11, 2019, March 1, 2019, March 8, 2019, April 19, 2019, April 30, 2019 and May 9, 2019; and

•
the description of our Class A common stock contained in our Form 8-A filed with the SEC on May 1, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

In addition, all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, for clarity, any information furnished to, but not filed with, the SEC) (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus, in each case, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., Attention: Corporate Secretary, 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
Our incorporated reports and other documents may be accessed at our website, www.constructionpartners.net, or by contacting the SEC as described above in “Where You Can Find More Information.” The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various costs and expenses that we expect to pay in connection with the sale and distribution of the securities registered hereunder. All amounts shown except for the SEC registration fee are estimates presented solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security. The additional estimated amounts, if any, of fees and expenses to be incurred, to the extent applicable, in connection with any offering of Class A common stock pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

SEC registration fee	$63,247
Accounting fees and expenses	$30,000
Legal fees and expenses	$75,000
Trustee and transfer agent expenses	*
Printing and engraving expenses	*
Miscellaneous expenses	$25,000
Total	$193,247
* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Limitation of Liability
Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or any other law of the State of Delaware. The effect of this provision is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL or any other law of the State of Delaware, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification
Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our amended and restated certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while serving as our directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our amended and restated certificate of incorporation is a contractual right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses are not deemed to be exclusive of any other rights that any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (to the extent permitted by applicable law) be prospective only, except to the extent that such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our amended and restated bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of an indemnitee to bring a suit in the event that a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any of our directors, officers, employees or agents or any directors, officers, employees or agents of another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits and Financial Statement Schedules.
The following exhibits are included or incorporated by reference in this registration statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Construction Partners, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 27, 2018)

3.2
Amended and Restated Bylaws of Construction Partners, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 27, 2018)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 23, 2018)
4.2
Registration Rights Agreement, dated June 8, 2007, by and among Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) and certain security holders party thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 6, 2018)

4.3**	Certificate of Designation, Rights and Preferences of the Preferred Stock
4.4*	Form of Indenture
4.5**	Form of Specimen of Debt Security
4.6**	Form of Specimen of Preferred Stock
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)
23.2*	Consent of RSM US LLP
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture
*     Filed herewith.
**    To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.
***    To be filed in accordance with Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.
     (a)    The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    For purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dothan, State of Alabama, on July 3, 2019.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer
POWER OF ATTORNEY
The undersigned officers and directors of Construction Partners, Inc. hereby constitute and appoint Charles E. Owens and R. Alan Palmer, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Owens	President, Chief Executive Officer and Director	July 3, 2019
Charles E. Owens	(Principal Executive Officer)
/s/ R. Alan Palmer	Executive Vice President and Chief Financial Officer	July 3, 2019
R. Alan Palmer	(Principal Financial Officer)
/s/ Todd K. Andrews	Chief Accounting Officer	July 3, 2019
Todd K. Andrews	(Principal Accounting Officer)
/s/ Ned N. Fleming, III	Executive Chairman of the Board	July 3, 2019
Ned N. Fleming, III
/s/ Craig Jennings	Director	July 3, 2019
Craig Jennings
/s/ Mark R. Matteson	Director	July 3, 2019
Mark R. Matteson
/s/ Michael H. McKay	Director	July 3, 2019
Michael H. McKay
/s/ Stefan L. Shaffer	Director	July 3, 2019
Stefan L. Shaffer
/s/ Noreen E. Skelly	Director	July 3, 2019
Noreen E. Skelly